                                                                    EXHIBIT 4.10

THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                         SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT (the "Agreement"), is dated as of June 4, 1998, by and among Storm Technology, Inc., a Delaware corporation, with headquarters located at 1395 Charleston Road, Mountain View, CA 94043 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" or collectively "Buyers") (the "Schedule of Buyers").

                                   RECITALS

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) and/or Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

     B. The Company has authorized the following new series of its Preferred Stock, $.001 par value per share (the "Preferred Stock"): the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), which shall be convertible into shares of the Company's Common Stock, $.001 par value per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Certificate of Designation of Series B Preferred Stock, substantially in the form attached hereto as Exhibit A (the "Certificate of Designation");

     C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, (i) shares of Series B Preferred Stock in the respective amounts and for the purchase price set forth opposite each Buyer's name on the Schedule of Buyers annexed hereto; and (ii) up to US$12,000,000 of the Company's Common Stock in the amounts set forth opposite each Buyer's name of the Schedule of Buyers (such shares of Common Stock hereafter referred to as the "Drip Shares") (the Series B Preferred Stock and the Drip Shares collectively referred to as the "Securities");

     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws and an Escrow Agreement in the form attached hereto as Exhibit C (the "Escrow Agreement"); and

     NOW THEREFORE, the Company and the Buyer hereby agree as follows:

     1.   PURCHASE AND SALE OF SECURITIES.
          -------------------------------

          (a) Purchase of Series B Preferred Stock. Subject to the satisfaction (or waiver) of each of the conditions set forth in Sections 7 ("Conditions to the Company's Obligation to Sell the Series B Preferred Stock") and 8 ("Conditions to Buyers' Obligation to Purchase the Series B Preferred Stock"), the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate amount of 20,000 shares of Series B Preferred Stock for an aggregate purchase price of $2,000,000, in the respective amounts and for the purchase price set forth opposite each Buyer's name on the Schedule of Buyers.

          (b)  Purchase of Drip Shares.  Subject to the satisfaction (or waiver)
               -----------------------
of each of the conditions set forth in Sections 9 ("Conditions to the Company's Obligation to Sell the Drip Shares") and 10 ("Conditions to Buyers' Obligations to Purchase the Drip Shares"), at any time during the eighteen (18) months following the date the registration statement covering the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the "Underlying Shares") and the Drip Shares (as set forth in the Registration Rights Agreement) is declared effective (the "Effective Date") by the SEC (the "Commitment Period"), the Company may, pursuant to the terms of this Section, make Calls for Proceeds (as defined below) against each Buyer in the aggregate up to the maximum amounts set forth in Section (1)(b)(ii) below against delivery of Drip Shares to each such Buyer.

               (i) The Company may deliver written notices to Buyer (each such notice hereafter referred to as a "Call For Proceeds" and the date such a notice is received by a Buyer hereafter called a "Call Date") stating a dollar amount (the "Dollar Amount") the Company intends to draw upon during the thirty (30) days following the Call Date (the "Call Period"). Notice constituting each Call for Proceeds shall be given by the Company by telecopy after the Principal Market has closed, but by no later than 5:30 p.m., New York time. For the purposes of this Agreement, unless the parties mutually agree in writing to the contrary, "Principal Market" shall refer to the Nasdaq National Market, the Nasdaq Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, and any other applicable market in accordance with their requirements (other than bulletin board markets or pink sheets). At any time during the Call Period, and at Buyer's sole discretion, Buyer shall provide one or more written notices to the Company (each a "Call Acceptance") that it will meet all or a portion of the Call for Proceeds against delivery of Drip Shares as calculated pursuant to subsection (ii) below. If the Company does not receive Call Acceptances from Buyers equal to the total Dollar Amount (as permitted and limited hereunder) within the Call Period, a Call Acceptance shall be deemed received by the Company as of the last trading day during the Call Period. The closing for the sale of the Drip Shares shall take place on or before the third day following receipt or deemed receipt of the Call Acceptance.

               (ii) With respect to each Call for Proceeds, the Dollar Amount shall be subject to each of the following limitations:

                    (A) Subject to Section (B) below, the aggregate Dollar Amount among all Buyers may not be more than eight (8%) percent of the Company's Trading Volume multiplied by the average closing bid price of the Common Stock as reported by Bloomberg, L.P. from the three (3) trading days (such average hereafter referred to as the "Current Average Price") preceding the Call Date. For the purposes of this Agreement, "Trading Volume" shall mean the total number of shares traded on the Principal Market for the twenty (20) trading days preceding the Call Date.

                    (B) The aggregate Dollar Amount on each Call for Proceeds among all Buyers may not be less than US$50,000 or more than US$1,000,000;

                    (C) When aggregated with the Series B Preferred Stock and all other Drip Shares issued in connection with prior and concurrent Calls for Proceeds, the issuance of Drip Shares for the then current Call for Proceeds will not result in the Company issuing in the aggregate more than 19.99% of the number of shares of Common Stock outstanding as of the Closing Date for the sale of the Series B Preferred Stock unless the Company has first obtained the approval of the Company's stockholders as required by Section 4460(i)(1)(D)(ii) of the Nasdaq Marketplace Rules. The "Closing Date Stock" shall be defined as the number of shares of Common Stock issued and outstanding as of the Closing Date for the Series B Preferred Stock. The foregoing limitation shall be accomplished by the following formula to calculate the Dollar Amount available for a Call for Proceeds at any given point in time:

     Current Average Price X [(19.99% X Closing Date Stock) - (Underlying Shares issued to date + Drip Shares issued to date) - (RP/(Current Average Price X .50 X (1 - DP)))]
  Where:

     RP = $2,000,000 less the purchase price of Series B Preferred Stock converted to date

     DP = 20% or, 18% if Effective Date occurs within 60 days after the Closing Date for the sale of Series B Preferred Stock.

     If the Dollar Amount resulting from the foregoing formula results in an amount less than fifty thousand ($50,000) dollars, no Call for Proceeds may be made by the Company.

                    (D) When aggregated with the Series B Preferred Stock and all other Drip Shares issued in connection with prior and concurrent Calls for Proceeds, Buyer shall not be required to purchase Drip Shares for the then current Call for Proceeds if it would result in the Buyer beneficially owning more than 4.99% of the Closing Date Stock, as determined in accordance herewith and Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (iii) Notwithstanding anything to the contrary contained herein or in the Certificate of Designation for the Series B Preferred Stock, to the extent that the Company is subject to Section 4460(i)(1)(D)(ii) of the Nasdaq Marketplace Rules, the number of shares of Common Stock of the Company issued pursuant to the Certificate of Designation for the Series B Preferred Stock and/or the shares of Common Stock issued upon a Call for Proceeds shall not exceed 19.99% of the Closing Date Stock. In the event the number of shares of Common Stock of the Company issuable pursuant to the terms of the Certificate of Designation for the Series B Preferred Stock, and/or upon a Call for Proceeds exceeds 15% of the Closing Date Stock, the Company agrees that it shall immediately call a stockholders meeting for the purpose of approving below market price issuances of Common Stock to the Buyers in excess of 19.99% of the Closing Date Stock as required by Section 4460(i)(1)(D)(ii) of the Nasdaq Marketplace Rules. In the event that the aforementioned proposal is not ratified by the stockholders and the number of shares issuable under the Certificate of Designation for the Series B Preferred Stock pursuant to a Call for Proceeds exceeds 19.99% of the Closing Date Stock, the Company will seek a waiver from the Nasdaq Stock Market to permit such issuances. If the Company is unable to obtain such a waiver within twenty (20) days of applying therefor, the Company will, pay to the Buyers the Redemption Price in accordance with the Redemption procedures as set forth in the Certificate of Designation for the Series B Preferred Stock of that number of shares of Common Stock that would have been issuable to the Subscribers in excess of 19.99% of the Closing Date Stock.

          (iv) The number of Drip Shares to be sold at each Closing shall be equal to the quotient obtained in dividing the Dollar Amount by eighty-five percent (85%) of the Current Average Price preceding the date the Company receives the Call Acceptance, rounding any fractional share up to a full share.

          (d)   Form of Payment. Buyer shall pay the purchase price of the
                ---------------
Series B Preferred Stock (or the Dollar Amount for each Call for Proceeds pursuant to a Call Acceptance) by delivering good funds in United States Dollars by wire transfer to Goldstein, Goldstein & Reis, LLP (the "Escrow Agent") in accordance with the Escrow Agreement, against delivery of the original certificates evidencing the Series B Preferred Stock (or the Drip Shares, as the case may be) duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "Certificates") (each such delivery hereafter referred to as a "Closing" and the date of each such Closing hereafter referred to as a "Closing Date").

          (e)   Wire Instructions.  Wire Instructions for Goldstein, Goldstein &
                -----------------
Reis, LLP are as follows:

                Chase Manhattan Bank, N.A.
                ABA #021000021
                For the Account of:
                  United States Trust Company of New York

                 Account No. 920-1-073195
               In favor of:
                 Goldstein, Goldstein & Reis, LLP Attorney Escrow Account Account No. 59-01383

     2.   Representation and Warranties of the Buyer.  Buyer acknowledges,
          ------------------------------------------
represents, warrants and agrees as follows:

          (a)  Organization and Authorization.  Buyer is duly incorporated or
               ------------------------------
organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by the Buyer, the performance by the Buyer of its obligations hereunder and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Buyer. The undersigned signatory has all right, power and authority to execute and deliver this Agreement on behalf of the Buyer. This Agreement has been duly authorized, validly executed and delivered by the Buyer and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and available equitable remedies.

          (b)  Evaluation of Risks.  Buyer has such knowledge and experience in
               -------------------
financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk and the Buyer can afford the complete loss of Buyer's investment.

          (c)  Independent Counsel.  Buyer acknowledges that it has been advised
               -------------------
to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

          (d)  Disclosure Documentation.  Buyer has received and reviewed copies
               ------------------------
of the Company's reports filed under the Exchange Act, together with the regulations promulgated thereunder (the "1934 Act"), including the Company's Form 10-K's, Form 10-Q's, and Form 8-K's filed by the Company for at least the twelve month period preceding the Closing Date (collectively, the "SEC Filings"). Buyer acknowledges that the Company has offered to make available any additional public information that the Buyer may reasonably request, including technical information, and other material information about the Company and Buyer has been offered Company's full cooperation in making such information available to Buyer and acknowledges that the Company has recommended that the Buyer request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to the undersigned or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the

SEC Filings.

          (e)  Opportunity to Ask Questions.  Buyer has had a reasonable
               ----------------------------
opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of Buyer.

          (f)  SEC Filings Constitute Sole Representations.  Except as set forth
               -------------------------------------------
in the SEC Filings, or this Agreement (including all Exhibits attached hereto), no representations or warranties in connection with the offering of the Securities have been made to Buyer by (i) the Company or any agent, employee or affiliate of the Company, or (ii) any other person, and in entering into this transaction Buyer is not relying upon any information, other than that contained in the SEC Filings and the results of independent investigation by Buyer.

          (g)  Buyer is Accredited Investor.  The undersigned represents and
               ----------------------------
warrants it is included within one or more of the following categories of "Accredited Investors."

               (i) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan associated or other institution as defined in
Section 3(a)(5)A of the Securities Act whether acting in it individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (ii)  Any private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940;

               (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

               (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

               (vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

               (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of the regulations promulgated under the Securities Act;

               (viii) Any entity in which all of the equity owners are accredited investors; and

               (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          (h)  No Registration, Review or Approval.  Buyer acknowledges and
               -----------------------------------
understands that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Securities Act or under the securities or "blue sky" laws, rules or regulations of any state. Buyer acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Securities Act pursuant to
Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Buyer understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of Buyer to acquire the Securities.

          (i)  Investment Intent.  Without limiting its ability to resell the
               -----------------
Securities pursuant to an effective registration statement, Buyer is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. Buyer understands and agrees that it may bear the economic risk of its investment in the Securities for an indefinite period of time.

          (j)  [Intentionally Left Blank]

          (k)  Transfer Restrictions Regarding Securities. Upon conversion of
               ------------------------------------------
any part or all of the Series B Preferred Stock at any time after the Holding Period, if the holder of the Series B Preferred Stock being converted makes the certification, pursuant to a Notice of Conversion in the form attached hereto as Exhibit D (a "Notice of Conversion"), that such holder has complied with all of the requirements of Regulation D and such other requirements as set forth herein, and the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement is effective or an exemption from registration exists, then the Company shall cause the Company's transfer agent (the "Transfer Agent") to deliver the Underlying Shares upon such conversion without a restrictive legend or stop transfer instructions. Otherwise the Underlying Shares shall be considered restricted securities and certificates representing such Underlying Shares shall contain restrictive legends and stop transfer instructions will be placed with the Transfer Agent regarding such Underlying Shares, including without limitation the legend in substantially the following form:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER, THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

          The certificates representing the Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

          (l)  Registration Rights.  The parties have entered into the
               -------------------
Registration Rights Agreement.

          (m)  No Advertisements.  The Buyer is not subscribing for the
               -----------------
Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

     3.   Representations and Warranties of the Company. The Company
          ---------------------------------------------
acknowledges, represents, warrants and agrees as follows, except to the extent disclosed in the Schedule of Exceptions attached as Exhibit E hereto (the "Schedule of Exceptions"):

          (a)  Organization and Authorization. The Company is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company. The Company is not in default or violation of any material term or provision of its Certificate of Incorporation, as amended, or By-laws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and available equitable remedies. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. Upon their issuance and delivery pursuant to this Agreement, the Underlying Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Underlying Shares are subject to restrictions on transfer under state and/or federal laws.

          (b)  Reporting Issuer Company Status. The Company is in full
               -------------------------------
compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall use its best efforts to maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and, as of the Closing Date for the Series B Preferred Stock, the Common Stock trades on the NASDAQ National Market System. The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer to sell the Securities (or for such shorter period that the Company has been required to file such material).

          (c)  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 30,000,000 of Common Stock, $0.001 par value, and 500,000 shares of Preferred Stock, $0.001 par value, of which 30,000 shares have been designated Series A 8.5% Convertible Preferred Stock, $0.001 par value and 20,000 shares have been designated Series B Convertible Preferred Stock. As of March 31, 1998, 13,372,976 shares of Common Stock have been issued and are outstanding, and20,003 shares of Series A 8.5% Convertible Preferred Stock have been issued and are outstanding. All issued and outstanding shares of Common Stock and Series B Convertible Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (d)  Company to Reserve Shares.  The Company will reserve from its
               --------------------------
authorized but unissued shares of Common Stock such number of shares of Common Stock to permit the conversion of all of the Series B Preferred Stock and issuance of the Drip Shares, provided that the number of shares of Common Stock so reserved shall at no time be less than two hundred (200%) percent of the number of shares of Common Stock for which the Series B Preferred Stock is at any time convertible. If at any time the number of authorized but unissued shares of Common Stock shall be insufficient to satisfy the conversion or issuance hereunder, in addition to such other remedies as shall be available to the holder of Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (e)  Listing.  The Company will use best efforts to maintain the
               -------
listing of its Common Stock on the NASDAQ National Market System. The Company will take no action which would import their continued listing or eligibility of the Company from such listing.

          (f)  Company to Honor Telecopied Notices. The Company will permit each
               -----------------------------------
Buyer to exercise its right to convert the Series B Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the Series B Preferred Stock to the Company by express courier. The Company will use all commercially reasonable efforts to transmit the certificates representing Underlying Shares issuable upon conversion of any Series B Preferred Stock (together with the certificates representing any then-remaining unconverted Preferred Stock) to Buyer via express courier, at the address set forth herein, by electronic transfer or otherwise within three (3) NASDAQ trading days after the applicable Conversion Date (defined below) if the Company has received the original Notice of Conversion and Preferred Stock certificate being so converted by such date. In addition to any other remedies which may be available to Buyer, in the event that the Company fails for any reason to transmit such shares of Common Stock within such three (3) NASDAQ trading day period, Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

          In the event that the Common Stock issuable upon conversion of the Series B Preferred Stock is not delivered within five (5) NASDAQ trading days of delivery of a Notice of Conversion by the Company of a valid Notice of Conversion and the Preferred Stock to be converted (such date of delivery referred to as the "Conversion Date"), the Company shall pay to the Buyer, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Series B Preferred Stock sought to be converted $250 for each of the first ten (10) days and $500 per day thereafter that the Underlying Shares are not delivered, which liquidated damages shall run from the sixth (6th) NASDAQ trading day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable in cash upon demand of Buyer.

          (g)  SEC Filings.  For a period of at least twelve (12) months
               -----------
immediately preceding this offer and sale, or such shorter period that the Company has been required to file the SEC Filings, to the best of the Company's knowledge (i) none of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.


          (h)  Full Disclosure.  There is no fact known to the Company (other
               ---------------
than general economic conditions known to the public generally) that has not been disclosed in writing to the Buyer that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          (i)  Other Convertible Interests.  Except as described in the SEC
               ---------------------------
Filings, (i) there are no other outstanding debt or equity securities presently convertible into shares of Common Stock or that could be convertible into shares of Common Stock, and (ii) the Company has no outstanding restricted shares of Common Stock, or shares of Common Stock sold under Regulation S or Regulation D under the Securities Act or outstanding under any other exemption from registration, which are available for sale as unrestricted free trading stock.

          (j)  No Undisclosed Liabilities or Events.  The Company has no
               ------------------------------------
liabilities or obligations other than those disclosed in the SEC Filings, this Agreement or those incurred in the ordinary course of the Company's business since March 31, 1998, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

          (k)  No Default.  The Company is not in default in the performance or
               ----------
observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement, including the conversion provision of the Series B Preferred Stock will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock.

          (l)  Intellectual Property Rights.  Except as disclosed in the SEC
               ----------------------------
Filings, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the SEC Filings. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and is not aware of any claim being made against it regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the business or financial condition of the Company.

          (m)  Litigation.  Except as disclosed in the SEC Filings, there is no
               ----------
action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The

Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          (n)  Title to Assets.  Except as set forth in SEC Filings, the Company
               ---------------
has good and marketable title to all properties and material assets described in the SEC Filings as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

          (o)  Subsidiaries. Except as disclosed in the SEC Filings, the Company
               ------------
does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

          (p)  Required Governmental Permits.  The Company is in possession of
               -----------------------------
and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the current conduct of its business, all of which are valid and in full force and effect.

          (q)  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to use its best efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the 1934 Act;

               (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act;

               (iii) to furnish to Buyer forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Buyer may reasonably request in availing itself of any rule or regulation of the SEC allowing Buyer to sell any such Securities without registration.

          (r)  Dilution.  The Company is aware and acknowledges that conversion
               --------
of the Series B Preferred Stock and the issuance of DRIP Shares could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.

          (s)  Restrictions on Future Financings.  The Company cannot, without
               ---------------------------------
the prior written approval of all of the Buyers, enter into any transaction whereby the Company issues freely tradable securities or securities that would be freely tradable for a period of three and one half (3.5) months following the Effective Date. In the event the Company enters into a transaction prior to the end of the aforementioned three and one half month period whereby the Company agrees to issue freely tradable securities, or securities that would be freely tradable, after the aforementioned three and one half (3.5) month period, it will contractually prohibit such investor from conducting any short selling of the Company's securities prior to the expiration of said three and one half month period.

     Notwithstanding the aforementioned, in the event the Company wishes to enter into a transaction for debt or equity financing which is convertible into shares of Common Stock of the Company .within eighteen (18) months following the Closing Date for the Series B Preferred Stock, the Company will give each Buyer written notice of the terms and conditions of such offer (the "ROFR Notice"). Each Buyer shall have a pro rata right of first refusal to participate in such offering in an amount not to exceed a total of the greater of (i) an aggregate of US $5,000,000 or (ii) the sum of US $2,000,000 plus the total dollar value of all Dollar Amounts through the date of the ROFR Notice. Each Buyer shall have three (3) business days to reply in writing after receipt of the ROFR Notice from the Company. Such reply may be sent via facsimile. In the event such written reply is not received by the Company within such three (3) business day period, it will be deemed a refusal by such Buyer. Buyers shall have the right to review all final documentation regarding such placements and such documentation shall be delivered to each Buyer within ten (10) days from the closing date of such transaction(s). Each Buyer's pro rata right to exercise the right of first refusal granted under this Section shall be equal to the ratio that shares of Series B Preferred Stock that such Buyer purchases bear to all shares of Series B Preferred Stock sold to all Buyers.

          No equity or debt financing, including the issuance of debt convertible into equity, consummated with a merger or acquisition of assets by the Company shall constitute a financing which would trigger the right of first refusal hereunder in favor of the Buyers. The right of first refusal under this Section shall supersede any other similar right that the Buyers may have with respect to offerings of securities of the Company.

     In the event the Buyers do not exercise their right of first refusal as set forth above, and the Company enters into a transaction as set forth above, the Buyers have the right to thereafter reject any Call For Proceeds served upon them.

          (t) Use of Proceeds. The Company agrees that the proceeds received by it from this transaction shaall be used for working capital purposes and not for the repayment of any Note.

          (u)  No Integration.  The Company represents that its counsel has been
               --------------
orally informed by its Nasdaq representative that the issuance of its Series A Preferred Stock to the Buyers pursuant to a transaction in December 1997 is not to be integrated with, nor considered a continuous offering with this transaction.

          (v)  Eligibility.  The Company represents that as of the date hereof
               -----------
meets the eligibility requirements for the filing of a Form S-3 registration statement.

     4.   Representations and Warranties of the Company and Buyer. Each of Buyer
          -------------------------------------------------------
and the Company represent to the other the following with respect to itself:

          (a)  Non-contravention/No Conflict. The execution and delivery of this
               -----------------------------
Agreement and the consummation of the issuance of the Securities and the transaction contemplated by this Agreement do not and will not conflict with or result in a breach by such party of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of such party, or any indenture, mortgage, deed of trust of other material agreement or instrument to which such party is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over such party or any of its properties or assets. The execution, delivery and performance of this Agreement and the consummation by such party of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such party's charter documents, by-laws, partnership agreement, certificate of limited partnership or other governing documents, as the case may be, or (ii) conflict with, or constitute a default (or an event which with notice of lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such party is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such party or any of its properties. Such party is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the transactions contemplated hereby; provided that for purposes of the representation made in this sentence, each party is assuming and relying upon the accuracy of the relevant representations and agreements of the other party herein.

          (b)  Approvals.  Neither the Company nor Buyer is aware of any
               ---------
authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities, other than filings to comply with the Securities Act and applicable state securities or "blue sky" laws.

          (c)  Indemnification.
               ---------------

               (i) Each of the Company and Buyer agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

               (ii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Buyer, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Buyer and the indemnifying party and the Buyer shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Buyer (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Buyer, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for each Buyer, which firm shall be designated in writing by the Buyer). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

          (d)  Time of Representations and Warranties.  Each representation and
               --------------------------------------
warranty made by each party hereunder shall be deemed made as of the date hereof and as of each Closing Date, unless the context shall clearly require otherwise.

     5.   Restrictions on Conversion and Exercise.  Restrictions on Conversion
          ---------------------------------------
and Exercise shall be subject to the Certificate of Designation.

     6.   Registration or Exemption Requirements.  Buyer acknowledges and
          --------------------------------------
understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Buyer understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     7.   Conditions to the Company's Obligation to Sell the Series B Preferred
          ---------------------------------------------------------------------
Stock.  Buyer understands that the Company's obligation to sell the Series B
-----
Preferred Stock is further conditioned upon:

          (a)  Execution.  The execution and delivery of this Agreement,
               ---------
including all Exhibits attached hereto, by the Company; and

          (b)  Delivery of Funds.  Delivery into escrow by Buyer of good cleared
               -----------------
funds as payment in full for the purchase of the Series B Preferred Stock as more fully set forth in the Escrow Agreement; and

          (c)  Representations.  All representations and warranties of the Buyer
               ---------------
shall remain true and correct as of the Closing Date for the Series B Preferred Stock.

     8.   Conditions to Buyers' Obligation to Purchase the Series B Preferred
          -------------------------------------------------------------------
Stock. Buyer's obligation to purchase the Series B Preferred Stock is
-----
conditioned upon:

          (a)  Execution.  The execution and delivery of this Agreement,
               ---------
including Exhibits attached hereto, for the sale of the Series B Preferred
Stock;

          (b)  Delivery of Certificates.  Delivery of the original Series B
               ------------------------
Preferred Stock Certificate at the Closing Date for the Series B Preferred
Stock;

          (c)  Representations.  All representations and warranties of the
               ---------------
Company shall remain true and correct as of the Closing Date for the Series B Preferred Stock;

          (d)  Legal Opinion.  Receipt of opinion of counsel in the form of
               -------------
Exhibit F hereto for the Closing Date for the sale and purchase of Series B Preferred Stock;

          (e)  Certificate of Designation.  Receipt of a copy of the filed
               --------------------------
Certificate of Designation for the Series B Preferred Stock immediately prior to the Closing Date for the sale and purchase of the Series B Preferred Stock;

          (f)  Transfer Instructions.  Receipt of a copy of the executed
               ---------------------
irrevocable instructions to the Transfer Agent in the form annexed hereto as Exhibit G; and

     9.   Conditions Precedent to the Obligation of the Company to Issue and
          ------------------------------------------------------------------
Sell Common Stock Associated With a Call. The obligation hereunder of the
----------------------------------------
Company to issue and sell the Drip Shares to the Buyers incident to each Closing for Drip Shares is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

          (a)  Accuracy of Each of the Buyers Representation and Warranties. The
              ------------------------------------------------------------
representations and warranties of each of the Buyers shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

          (b)  Performance by the Buyers.  The Buyers shall have performed,
               -------------------------
satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to such Closing.

     10.  Conditions Precedent to the Right of the Company to Deliver a Call for
          ----------------------------------------------------------------------
Proceeds and the Obligation of the Buyers to Purchase Drip Shares.  The right of
-----------------------------------------------------------------
the Company to deliver a Call for Proceeds and the obligation of the Buyers hereunder to acquire and pay for the Drip Shares incident to a Closing for Drip Shares is subject to the satisfaction, on (i) the date of delivery of such Call for Proceeds, and (ii) the applicable Closing Date for each Call for Proceeds (each a "Condition Satisfaction Date"), of the conditions above, and each of the following conditions:

          (a)  Registration of the Common Stock with the SEC.  The Company shall
               ---------------------------------------------
have filed with the SEC a registration statement with respect to the resale of that number of Drip Shares indicated in the applicable Call for Proceeds in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement and herein, the registration statement (including all Drip Shares in the Call for Proceeds) shall have previously become effective and shall remain effective during at least the three (3) trading days immediately preceding each Condition Satisfaction Date and each Call Date, and (i) neither the Company nor any of the Buyers shall have received notice that the SEC has issued or intends to issue a stop order with respect to the aforementioned registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the aforementioned registration statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and each of the Buyers are reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the aforementioned registration statement or related prospectus shall exist.

          (b)  Authority.  The Company shall have obtained all permits and
               ---------
qualifications required by any state for the offer, issuance, and sale of the Drip Shares, or shall have the availability of exemptions therefrom. The sale and issuance of the Drip Shares shall be legally permitted by all laws and
regulations to which the Company is subject.   The Company shall have previously
reserved that number of Drip Shares issuable pursuant to the applicable Call For Proceeds.

          (c)  Accuracy of the Company's Representations and Warranties. The
               --------------------------------------------------------
representations and warranties of the Company in the Registration Statement, this Agreement and all Exhibits attached hereto shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Buyers.

          (d) Performance by the Company.  The Company shall have performed,
              --------------------------
satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Escrow Agreement, the Registration Rights Agreement, and the Certificate of Designation for the Series B Preferred Stock to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

          (e) No Injunction. No statute, rule, regulation, executive order,
              -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement or any of the Exhibits annexed hereto, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement or any of the Exhibits annexed hereto.

          (f) Adverse Changes. The Company shall certify in writing that since
              ---------------
the date of the Company's most recent filing with the SEC, no event that had or is reasonably likely to have a Material Adverse Effect has occurred. "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance or situation that would prohibit or otherwise in any material respect interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, or the Certificate of Designation for the Series B Preferred Stock in any material respect.

          (g) No Suspension of Trading In or Delisting of Common Stock. The
              --------------------------------------------------------
trading of the Common Stock (including, without limitation, the Drip Shares) is not suspended by the SEC, the Nasdaq National Market, or the Nasdaq Small Cap Stock Market (if applicable), and the Common Stock (including, without limitation, the Drip Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq National Market, or the Nasdaq Small Cap Stock Market (if applicable). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Nasdaq Marketplace Rules. The Company shall not have received any notice (other than that referred to on the Schedule of Exceptions) from Nasdaq concerning delisting of the Common Stock on the Principal Market, and the Company currently meets all listing requirements (or has received a waiver from such requirements and is in compliance with same) during the thirty (30) day period immediately preceding any Closing Date for Drip Shares.

          (h) Minimum Price.  The closing bid price for the Common Stock must
              -------------
equal or exceed one ($1.00) dollar for each of the ten (10) trading days immediately preceding the completion of all the conditions set forth in this Section (as adjusted for stock splits, stock dividends, reverse stock splits and similar events);

          (i) No Knowledge.  The Company has no knowledge of any event more
              ------------
likely than not to have the effect of causing such Registration Statement (including all Drip Shares in the Call for Proceeds) to be suspended or otherwise ineffective (which event is more likely than not to occur within the ten (10) trading days following the trading day on which such Call for Proceeds is deemed delivered).

          (j) Trading Cushion.  At least thirty (30) calendar days shall have
              ---------------
elapsed since the next preceding Call Date.

          (k) Legal Opinion.  The Buyers shall receive an opinion from counsel
              -------------
to the Company in the form of Exhibit F annexed hereto on each Closing for Drip Shares.

          (l) Certificate.  On each Condition Satisfaction Date, the Buyers
              -----------
shall have received from the Company and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Buyers in order for the Buyers to confirm the Company's satisfaction of the conditions set forth in this Section, including, without limitation, a certificate in substantially the form and substance of Exhibit H hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

          (m) No Bankruptcy.  On or prior to such Closing Date, there shall
              -------------
have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to Company or any subsidiary and there shall not have commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors and there shall have been no calling of a meeting of creditors of Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

          (n) Listing Of Securities.  As of such Closing, the Common Shares to
              ---------------------
be delivered on such Closing shall have been approved for trading on the Nasdaq National Market or the Nasdaq Small Cap Stock Market, subject to official notice of issuance.

          (o) No Proceeding.  There is no action, suit, proceeding, inquiry or
              -------------
investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement or any of such other documents.

          (p) No Change in Control.  No change of control of the Company shall
              --------------------
have occurred since the Closing Date for the Series B Preferred Stock.

     11.  Miscellaneous.
          -------------

          (a) Governing Law/Jurisdiction.  This Agreement will be construed and
              --------------------------
enforced in accordance with and governed by the laws of the State of Delaware, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Delaware or the state courts of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          (b) Confidentiality.  If for any reason the transactions contemplated
              ---------------
by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith. Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by the Exchange Act or other applicable law.

          (c) Counterparts; Facsimile.  This Agreement may be executed in
              -----------------------
multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

          (d) Entire Agreement, Amendments.  This Agreement supersedes all other
              ----------------------------
prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

          (e) Severability.  If any provision of this Agreement shall be invalid
              ------------
or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (f) Fees.  Each party shall pay its own fees and expenses (including
              ----
the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

          (g) Notices.  Any notices, consents, waivers, or other communications
              -------
required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one
(I) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

         1395 Charleston Road
         Mountain View, California 94043
         Attn: Chief Financial Officer
         Telephone:    (650) 691-6600
         Facsimile:    (650) 691-9825

     With a copy to:

         Gray Cary Ware & Freidenrich LLP
         400 Hamilton Avenue
         Palo Alto, California 94301
         Attention: James M. Koshland, Esq.
         Telephone:    (650) 833-2009
         Facsimile:    (650) 327-3699

     If to the Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to the Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number. Unless otherwise expressly stated, a "day" shall refer to any day on which the Principal Market is open for trading.

          (h) Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, which consent shall not be unreasonably withheld. The Buyer may assign its rights hereunder with notice to the Company, but without the consent of the Company, provided, however, that any such assignment shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

          (i) Replacement of Certificates.  Upon (i) receipt of evidence
              ---------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Drip Shares or the Series B Preferred Stock, and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

"COMPANY"                          "BUYERS"

STORM TECHNOLOGY, INC.             LIBERTYVIEW FUND, LLC


By: _______________________        By:_______________________
Title:_____________________        Title:____________________
Name:______________________        Name:_____________________


                                   LIBERTYVIEW PLUS FUND


                                   By:_______________________
                                   Title:____________________
                                   Name:_____________________


                                   CPR (USA), INC.


                                   By:_______________________
                                   Title:____________________
                                   Name:_____________________

                              SCHEDULE OF BUYERS
                              ------------------

   Subscriber                 Purchase Price for           Number of              Total Aggregate
Name and Address              Series B Preferred       Preferred Shares      Drip Shares Dollar Amount
----------------              ------------------       ----------------      -------------------------
CPR (USA), Inc.               $        1,000,000             10,000
101 Hudson St., 37th Fl.
Jersey City, NJ  07302
State of Origination:
  Delaware Corp.

Libertyview Plus Fund         $          800,000              8,000
Hemisphere House
9 Church Street
Hamilton, Bermuda HMDX
State of Origination:
  Bermuda Corp.

Libertyview Fund, LLC         $          200,000              2,000
101 Hudson St., 37th Fl.
Jersey City, NJ  07302
State of Origination:
  Delaware LLC

Legal Counsel for all of the above purchasers

                  Goldstein, Goldstein & Reis, LLP
Address:          65 Broadway, 10th Fl.
                  New York, NY  10006
Attention:        Jeffrey Stein, Esq.
Facsimile:        (212) 809-4228

                                   Exhibit A
                                   ---------

                           Certificate of Designation

                                   Exhibit B
                                   ---------

                         Registration Right Agreement

                                   Exhibit C
                                   ---------

                                Escrow Agreement

                                   Exhibit D
                                   ---------

                              Notice of Conversion

                                   Exhibit E
                                   ---------

                             Schedule of Exceptions

                                   Exhibit F
                                   ---------

                                 Legal Opinion

                                  EXHIBIT G

                        INSTRUCTIONS TO TRANSFER AGENT

                                   EXHIBIT H

                            COMPLIANCE CERTIFICATE